BT CAPITAL APPRECIATION PORTFOLIO
Rule 10f-3 Transactions


          Trade Date                       10/22/98

            Broker                      Morgan Stanley

            ISSUER                    Conoco, Inc. (COC)

       SHARES PURCHASED                      8,800

         % OF OFFERING                      0.0058%

      SPREAD OR COMMISSION
           PER SHARE                        $0.5877

             PRICE
           PER SHARE                        $23.00

             TOTAL                         $202,400